RESTATED BY-LAWS

                               OF

                CADMUS COMMUNICATIONS CORPORATION



                            ARTICLE I

                    Meetings of Stockholders



          Section 1.  Places of Meetings:  All meetings of the

stockholders shall be held at the principal office of the

Corporation or at such other place as may be stated in the notice or waiver of notice of any such meeting.



          Section 2.  Annual Meeting:  The annual meeting of the

stockholders of the Corporation shall be held at a time and place to be determined by the Chairman of the Board, the President, the

Board of Directors or the Executive Committee, which time and place shall be stated in the notice of the annual meeting.



          Section 3.  Special Meetings:  Except as otherwise

specifically provided by law, a special meeting of the

stockholders shall be held only upon the call of the Chairman of the Board, the President, the Board of Directors or the Executive

Committee.



          Section 4.  Notice of Meeting.  Written notice stating

the place, day and hour of every meeting of the stockholders and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days previous thereto

(except as otherwise required by law), either personally or by mail, by or at the direction of the Chairman of the Board, the

President, any Vice President, the Secretary, or by the persons calling the meeting, to each stockholder of record entitled to vote at the meeting.



          Section 5.  Quorum:  Any number of stockholders together

holding a majority of the shares issued and outstanding of the

Corporation entitled to vote (which shall not include any treasury stock held by the Corporation), who shall be present in person or represented by proxy at any meeting, shall constitute a quorum for the transaction of business, including the election of directors.

If less than a quorum shall be present or represented by proxy at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the

stockholders present or represented by proxy, without notice other than by announcement at the meeting, until a quorum shall be present or represented by proxy.



          Section 6.  Organization:  The Chairman of the Board and

in his absence, the President, and in the absence of the Chairman of the Board and the President, a chairman appointed by the

stockholders present shall call the meeting of the stockholders to order and shall act as chairman thereof.





          Section 7.  Voting:  At any meeting of the stockholders,

each stockholder entitled to vote shall have one vote, in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney; at all

meetings, each stockholder shall have one vote, for each share of stock registered in his name.



          Section 8.  List of Stockholders:  At each meeting of

the stockholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting,

with the number of shares held by each, certified by the

secretary, assistant secretary or the transfer agent, shall be furnished.



                           ARTICLE II

                           Directors



          Section 1.  General Powers:  The business and affairs of

the Corporation shall be managed by the Board of Directors, and,

except as otherwise expressly provided by law or by the Articles of Incorporation, or by these By-Laws, all of the powers of the

Corporation shall be vested in said Board.



          Section 2.  Number and Qualification:  The number of

directors comprising the Board of Directors shall be as

established in the Articles of Incorporation.  Directors need not be stockholders or residents of the State of Virginia.  A majority of the directors actually elected and serving at the time of any given meeting shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.



          Section 3.  Election of Directors:  The directors shall

be elected at the annual meeting of shareholders in accordance with the Articles of Incorporation.



          Section 4.  Meetings of Directors:  Regular meetings of

the Board shall be held on the first Thursday of February, May,

August and November of each year, and special meetings shall be held whenever called by the direction of the Chairman of the Board or the President, or by any two directors for the time being in office.  Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting.  Meetings of the Board of Directors shall be held at places in or outside the

State of Virginia and at times fixed by resolution of the Board,

or upon call of the Chairman of the Board or the President.  The

Secretary, or officer performing his duties, shall give at least

24 hours' notice by telegraph, letter, or telephone of all

meetings of the directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board.  Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice either before or after the meeting.



          Section 5.  Action Without a Meeting:  Any action which

is required or which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions so to be taken, shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be.



          Section 6.  Nominations of Director Candidates:  The

Executive Committee appointed by the Board of Directors in

accordance with Article III, Section 2 shall select and recommend a slate of nominees to be voted on for election as directors at each annual meeting.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if

written notice of such stockholder's intent to make such

nomination(s) has been given, either by personal delivery or by

United States mail, postage prepaid, to the Secretary of the

Corporation not later than (i) with respect to an election to be held at annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Each such notice of a stockholder's intention to make nomination(s) shall set forth:  (a) the name and address of the stockholder who

intends to make the nomination of the person(s) and of the

person(s) to be nominated; (b) a representation that the

stockholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

(c) a description of all arrangements or understandings between the stockholder and each nominee for director and any other

person(s) (naming such person(s)) pursuant to which the

nomination(s) are to be made by the stockholder; (d) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed

pursuant to the proxy rules of the Securities and Exchange

Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected.  The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.





                           ARTICLE III

                           Committees



          Section 1.  Committees:  There will be an Executive

Committee, a Benefits and Investment Committee, an Executive

Compensation and Organization Committee, an Audit Committee and

such other committees as the Board of Directors may, from time to time, create for such purposes and with such powers as the Board may determine.



          Section 2.  Executive Committee:  The Board of Directors

shall appoint from among the directors an Executive Committee consisting of not less than three (3) nor more than seven (7)

members (or such other number as the Board may appoint).  This

Committee shall have power to do any and all acts and to exercise any and all authority between the meetings of the Board of

Directors which the Board of Directors is authorized and empowered to exercise, except as otherwise limited under Virginia law and under the Articles of Incorporation and Bylaws of the Corporation.

          The Executive Committee shall also perform the functions

of a nominating committee.  These functions shall be to recommend to the Board of Directors nominees for directors to be voted on at each annual shareholders meeting; to recommend nominees to fill vacancies on the Board of Directors; to make recommendations concerning membership on committees of the Board of Directors, the functions of such committees, and the creation of new committees or the discontinuance of existing committees, as well as such other related functions as the Board of Directors may from time to time determine; and to recommend officers for appointment by the

Board of Directors.  Members of the Executive Committee who are

officers or employees of the Corporation or any of its

subsidiaries ("Management Members") shall have no vote on matters involving the nomination of directors.

          The Executive Committee shall fix its own rules of

proceeding and shall meet where and as provided by such rules, but in every case the presence of at least a majority of the Executive

Committee shall be necessary to constitute a quorum.  In every case, the affirmative vote of a majority of all the members of the

Executive Committee present at the meeting shall be necessary for the adoption of any resolution.

          The Chief Executive Officer of the Corporation shall

serve as Chairman of the Executive Committee.  The Chairman shall preside at meetings of the Executive Committee and shall have such other powers and duties as shall be conferred upon him from time to time by the Board of Directors.

          All actions of the Executive Committee shall be reported

to the Board of Directors at its next succeeding meeting.



          Section 3.  Benefits and Investment Committee.  The

Board of Directors shall appoint from among its members a Benefits and Investment Committee, consisting of not less than three (3)

nor more than seven (7) members (or such other number as the Board may appoint).  The Board shall appoint one member of the Committee as Chairman.  The responsibilities of the Benefits and Investment

Committee shall be to review the operation of the employee benefit plans and programs and other fringe benefits provided by the

Corporation and to review and monitor compliance thereof with applicable law; and to select and evaluate the performance of any

Plan administrator(s), trustee(s) and Investment Manager(s) and to recommend changes deemed advisable.  The Benefits and Investment

Committee shall report at least once a year to the Board of

Directors.



          Section 4.  Executive Compensation and Organization

Committee.  The Board of Directors shall appoint from among its members who are not officers or employees of the Corporation or its subsidiaries ("Non-management Members") an Executive

Compensation and Organization Committee consisting of not less than three (3) nor more than seven (7) members (or such other number as the Board may appoint).  The Board shall appoint one member of the Committee as Chairman.  The responsibilities of the

Executive Compensation and Organization Committee shall be to approve the design of, and to administer, senior management salary and incentive plans and related perquisites and benefits; to make awards to employees under the Corporation's stock incentive plans,

including the 1990 Long Term Incentive Stock Plan; to review and evaluate the organizational structure, management development and succession plans as presented by the Chief Executive Officer of the Corporation; and to review and evaluate the goals and

performance of the Chief Executive Officer and his evaluation of key executives.  The Executive Compensation and Organization

Committee shall report at least once a year to the Board of

Directors.



          Section 5.  Audit Committee.  The Board of Directors

shall appoint from among its Non-management Members an Audit

Committee consisting of five (5) members (or such other number as the Board may appoint).  The Board shall appoint one member of the

Committee as Chairman.  Management Members of the Board shall be counted for the purpose of determining the presence of a quorum at meetings of the Board of Directors at which the Audit Committee members are appointed, but shall have no vote upon the membership of the Audit Committee.

          The Audit Committee shall meet each year (i) preceding

the selection of the external auditors to perform the annual audit, (ii) at least once after these auditors have been selected and before the audit begins or during the early stages of the audit, and (iii) at least once after the report of the external auditors is received.  Other meetings may be held as necessary or convenient.  A quorum for any meeting of the Audit Committee shall be any two members, but there shall be an attempt to have all members present at each meeting.

          The Audit Committee shall report to the Board of

Directors at least once each year, recommending any appropriate change in operating or accounting practice or in the auditors of the Corporation and disclosing any acts or practices that are or may be illegal or contrary to the interests of the Corporation or to which the attention of the Board should be called for other reasons, and focusing particularly on the integrity and adequacy of disclosure of financial information relating to the Corporation and the identification of any problem areas relating thereto.

          The Chairman of the Board of the Corporation shall

designate an officer of the Corporation to serve as liaison

between the Audit Committee and the officers.  The Audit Committee or any one or two of its members may interview any employee,

agent, customer or former or potential customer, supplier or former or potential supplier, auditor or former or potential auditor, or any other person, or examine any document, at any time and without offering any reasons so long as such action is in the discharge of the responsibilities of the Audit Committee.  No officer or employee of the Corporation shall be present at such interview or examination or seek to learn the substance or subject of the inquiry, without the consent of the Audit Committee or the member or members acting.  The Audit Committee may consult at any time with counsel regularly retained by the Corporation, and may after informing the Board of Directors consult with other counsel,

at the cost of the Corporation.





                           ARTICLE IV

                            Officers



          Section 1.  Election:  The officers of the Corporation

shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer, and persons elected to such other offices as may be established from time to time by the Board of Directors.  All officers shall be elected by the Board of Directors, and shall hold office until their successors are elected and qualify.

Vacancies may be filled at any meeting of the Board of Directors.

Any two offices may be combined in the same person as the Board of

Directors may determine.



          Section 2.  Removal of Officers:  Any officer of the

Corporation may be removed summarily with or without cause, at any time by the Board of Directors.



          Section 3.  Duties:  The President shall be the Chief

Executive Officer of the Corporation and shall have power and responsibility for carrying out the policies of the Board of

Directors.  The officers of the Corporation shall have such duties as generally pertain to their offices, as well as such powers and duties as from time to time shall be conferred upon them by the

Board of Directors.





                            ARTICLE V

                          Capital Stock



          Section 1.  Issuance of Certificates of Stock:

Certificates of capital stock shall be in such form as may be prescribed by the Board of Directors and may (but need not) bear the seal of the Corporation or a facsimile thereof.  All

certificates shall be signed by the Chairman of the Board or the

President, and also by the Secretary or the Assistant Secretary,

which signatures may be facsimiles thereof.



          Section 2.  Certificates to be Entered:  All

certificates shall be consecutively numbered, and shall contain the names of the owners, the number of shares and the date of issue, a record whereof shall be entered in the Corporation's books.  The Corporation shall be entitled to treat the holder of record of shares as the legal and equitable owner thereof and accordingly shall not be bound to recognize any equitable or other claim with respect thereto on the part of any other person so far as the right to vote and to participate in dividends is concerned.



          Section 3.  Transfer of Stock:  The stock of the

Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on

surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney,

accompanied by a written power of attorney to have the same

transferred on the books of the Corporation.  To the extent that any provision of the Rights Agreement between the Corporation and

First Union National Bank of North Carolina, N.A., as Rights

Agent, dated as of February 1, 1989, is deemed to constitute a restriction on the transfer of any securities of the Corporation,

including, without limitation, the Rights, as defined therein,

such restriction is hereby authorized by the bylaws of the

Corporation.



          Section 4.  Lost, Destroyed and Mutilated Certificates:

The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may in its

discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Board of

Directors may require.



          Section 5.  Regulations:  The Board of Directors may

make such rules and regulations as it may deem expedient

regulating the issue, transfer and registration of certificates of stock of the Corporation.





          Section 6.  Determination of Stockholders of Record.

The share transfer books may be closed by order of the Board of

Directors for not more than seventy days for the purpose of

determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof (or

entitled to receive any distribution or in order to make a

determination of stockholders for any other purpose).  In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than seventy days before the date on which such meeting is to be held

(or such distribution made or other action requiring such

determination is to be taken).  If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to stockholders.



                           ARTICLE VI

                    Miscellaneous Provisions



          Section 1.  Seal:  The seal of the Corporation shall

contain the name of the Corporation and shall be in such form as shall be approved by the Board of Directors.



          Section 2.  Fiscal Year.  The fiscal year of the

Corporation shall begin on the 1st day of July and end on the 30th day of June.





          Section 3.  Examination of Books:  The Board of

Directors shall, subject to the laws of the State of Virginia,

have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.



          Section 4.  Contracts, Checks, Notes and Drafts:  All

contracts, checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.



          Section 5.  Amendment of By-Laws:  These By-Laws may be

amended, altered, or repealed by the Board of Directors at any meeting.  The stockholders shall have the power to rescind, alter,

amend, or repeal any By-Laws and to enact By-Laws which, if so expressed by the stockholders, may not be rescinded, altered,

amended, or repealed by the Board of Directors.



          Section 6.  Application of the Control Share Acquisition

Act.  Article 14.1 of Chapter 9 of Title 13.1 of the Code of

Virginia, consisting of Sections 13.1-728.1 through 13.1-728.9,

shall not apply to acquisitions of shares of the Corporation.

                    (Adopted August 6, 1993)



              RESOLUTION OF THE BOARD OF DIRECTORS
                               OF
                CADMUS COMMUNICATIONS CORPORATION

                         BYLAW AMENDMENT


          RESOLVED, that that Article I, Section 6 of the Bylaws is hereby amended, effective as of the date hereof, to include the following sentence at the end of such Section:



Any matter brought before a meeting of stockholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the stockholders for a vote and does not need to be moved or seconded from the floor of such meeting.

           As Adopted Effective August 10, 1994

            RESOLUTION OF THE BOARD OF DIRECTORS
                             OF
             CADMUS COMMUNICATIONS CORPORATION

Bylaw Amendment - Change in Director's Principal Occupation


     RESOLVED, that Article II of the Bylaws of the Corporation shall be amended to add a new Section 7 as follows:


     "Section 7.   Changes in Principal Occupation.  In
the event that a director changes his principal occupation, the director shall submit a letter of resignation to the Chairman of the Board, indicating the nature of his new principal occupation. If the new principal occupation results in a conflict of interest or otherwise necessitates immediate action, the Executive Committee shall promptly take such action as it deems appropriate with respect to the resignation.
Otherwise, the Executive Committee shall defer action on the resignation until the expiration of the director's current term. At such time, the Executive Committee shall consider whether to nominate such director for re-election, taking into consideration the nature of the director's new occupation, the attributes and qualifications necessary to maintain a well-balanced
Board, and such other factors as the Executive Committee deems relevant."